                                                                 EXHIBIT (a)(13)

              NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

--------------------------------------------------------------------------------
If you previously elected to accept NMT Medical, Inc.'s offer to exchange options, and you would like to change your election and reject this offer, you must sign this Notice and return it to Philip A. Hoffstein before midnight, Boston, Massachusetts Time, on April 23, 2001, unless the offer is extended. If you have questions, please call Philip A. Hoffstein at (617) 737-0930.
--------------------------------------------------------------------------------
To NMT Medical, Inc.:

     I previously received a copy of the Offer to Exchange (dated March 27, 2001 and as amended on April 6, 2001), the Cover Letter and an Election Form. I signed and returned the Election Form, in which I elected to accept NMT Medical's offer to exchange options. I now wish to change that election and reject your offer to exchange options. I understand that by signing this Notice and delivering it to Philip A. Hoffstein, I will be able to withdraw my acceptance of the offer and reject the offer to exchange options instead. I have read and understand all of the terms and conditions of the offer to exchange options.

     I understand that in order to reject the offer, I must sign and deliver this Notice to Philip A. Hoffstein before midnight, Boston, Massachusetts Time, on April 23, 2001, or if NMT Medical extends the deadline to exchange options, before the extended expiration of the offer.

     By rejecting the offer to exchange options, I understand that I will not receive any New Options (Table 2) and I will keep the Eligible Options (Table 1) and Retained Options (Table 3) as listed on my Election Form. These options will continue to be governed by the stock option plan under which they were granted and existing option agreements between NMT Medical and me.

     I have completed and signed the following exactly as my name appears on my original Election Form.

     I do not accept the offer to exchange options.

X
 -------------------------------------------------------------
 Signature

Date:               , 2001
     ---------------
Name:
     ---------------------------------------------------------
     (Please Print)